MogulREIT I, LLC

Explanatory Note

This amendment to the offering statement on Form 1-A (the “Amendment”) of MogulREIT I, LLC (the “Company”) has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment. This Amendment does not modify any provision of the offering circular that forms a part of the offering statement. Accordingly, the offering circular has been omitted.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1*	Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation
2.1*	Amended and Restated Certificate of Formation
2.2*	Second Amended and Restated LLC Agreement
2.3*	First Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
4.1*	Subscription Package
4.2*	Distribution Reinvestment Plan
6.1*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.2*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.
6.3*	License Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.4*	Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co.
6.5*	Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC
6.6*	Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
6.7	First Amendment to Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
11.1	Consent of Morris, Manning & Martin, LLP (included in Exhibit 11.4)
11.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 12.1)
11.3*	Consent of CohnReznick LLP, Independent Auditors
11.4	Opinion of Morris, Manning & Martin, LLP, as to tax matters
12.1	Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being qualified

*Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on May 6, 2019.

MogulREIT I, LLC

By:RM Adviser, LLC, its Manager

By:  /s/ Jilliene Helman

Name:  Jilliene Helman

Title:    Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jilliene Helman Jilliene Helman	Chief Executive Officer, Chief Financial Officer and Secretary of RM Adviser, LLC (Principal Executive, Financial and Accounting Officer)	May 6, 2019